UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2024

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2024, CPI Aerostructures, Inc. (the “Company”) entered into an indemnification agreement with Philip Passarello, whose appointment to the positions of Chief Financial Officer and Secretary is discussed in Item 5.02 below. The form of the Company’s standard indemnification agreement is included at Exhibit 10.29 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2024, Philip Passarello, 45, was appointed by the board of directors of CPI Aerostructures, Inc. (the “Company) to the positions of Chief Financial Officer and Secretary. Mr. Passarello will also serve as Chief Financial Officer and Secretary of each of the Company’s wholly-owned subsidiaries, Welding Metallurgy, Inc. and Compac Development Corporation.

From January 2023 to August 2024, Mr. Passarello served as Vice President of Finance – Integrated Electronics for TTM Technologies (“TTM”), a printed circuit board and aerospace and defense supplier where he was responsible for the financial functions and operational partnering for multiple locations comprising TTM’s integrated electronics business and from February 2020 to January 2023, Mr. Passarello served as Vice President of Finance for Telephonics Corporation (which was acquired by TTM) with similar responsibilities. From February 2019 to February 2020, Mr. Passarello served as Controller and Vice President of Financial Planning and Analysis at Telephonics Corporation. At Telephonics Corporation, Mr. Passarello held various managerial and executive level positions for over 15 years. Earlier in his career, Mr. Passarello spent five years at KPMG LLP within their audit practice primarily focused on public companies.

Mr. Passarello will be paid an annual base salary of $350,000. Beginning in 2025, Mr. Passarello will participate in the Company’s annual short term cash and long term equity incentive plans where he will be eligible to earn up to 40% of his annual base salary for each plan. Mr. Passarello will be eligible to receive an aggregate of $100,000 in cash bonuses payable $50,000 after the Company’s 2025 first quarter and $50,000 after the Company’s 2026 first quarter if at such times (i) he is employed by the Company and (ii) the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K were currently filed with the Securities and Exchange Commission. Additionally, Mr. Passarello will receive a one-time equity award of 20,000 restricted shares of the Company’s common stock (“Shares”). The Shares will vest on August 19, 2026. The Shares will be issued pursuant to the Company’s 2016 Long Term Incentive Plan.

In connection with his appointment as Chief Financial Officer and Secretary, Mr. Passarello entered into a Severance and Change in Control Agreement with the Company. The Severance and Change in Control Agreement provides for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination:

Termination without cause.  If Mr. Passarello’s employment is terminated by the Company other than for cause (as defined in the Severance and Change of Control Agreement), then he will be entitled to (i) continued salary for 12 months, (ii) any earned cash bonus not yet paid for the preceding fiscal year, and (iii) a pro-rated cash bonus calculated using the prior year’s cash bonus amount. A non-competition provision will apply for 12 months as long as severance payments are being paid. Any unvested restricted stock will be forfeited and any unexercised options will expire.

Voluntary termination or termination for cause. If Mr. Passarello voluntarily terminates his employment, or if the Company terminates his employment for cause, he will not be entitled to any severance payments and will not be bound by a non-compete provision, however he will still be bound by confidentially and non-disparagement obligations. Any unvested restricted stock will be forfeited and any unexercised options will expire.

Termination for disability. If Mr. Passarello’s employment is terminated because of a disability (as defined in the Severance and Change in Control Agreement), then he will receive severance as if employment had been terminated by the Company without cause.

Termination following a change in control. If Mr. Passarello’s employment is terminated within 18 months following a change in control (as defined in the Severance and Change in Control Agreement) either (a) by the Company other than for cause or disability or (b) by Mr. Passarello for good reason (as defined in the Severance and Change in Control Agreement), he will be entitled to (i) his base salary earned through the date of termination, (ii) any earned cash bonus not yet paid for the preceding fiscal year, and (iii) a pro-rated portion of his annual cash bonus for the portion of the year he worked, assuming all applicable targets had been met. In addition, he will be entitled to a change in control payment in an amount equal to one and one-half times his base salary for the prior full fiscal year payable in two installments, the first on the date of termination and the second six months following the date of termination. Upon any change in control, all outstanding stock options and restricted stock will vest immediately. Health insurance and other fringe benefits will continue for a period of six months after termination. A non-competition provision will apply for six months.

The foregoing description of the Severance and Change in Control Agreement is qualified in its entirety by reference to the full text of the agreement which is attached hereto as Exhibit 10.1.

Mr. Passarello replaces Andrew Davis whose employment as Chief Financial Officer and Secretary was terminated by the Company without cause on August 13, 2024. Mr. Davis will receive the severance payments set forth in the Severance and Change in Control Agreement he entered into with the Company on May 10, 2021.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Severance and Change in Control Agreement, dated August 19, 2024, between the Company and Philip Passarello.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2024	CPI AEROSTRUCTURES, INC.

	By:	/s/ DORITH HAKIM
Dorith Hakim
Chief Executive Officer

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